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                                                                  Exhibit 23 (B)





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-1 No. 333-XXXXX) filed on March 6, 1998 pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated January 30, 1998 with respect to the consolidated financial statements of United Rentals, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-45605) and the related Prospectus of United Rentals, Inc., and to the reference therein to our firm under the caption "Experts."

                                        /s/ Ernst & Young LLP



MetroPark, New Jersey
March 4, 1998